Exhibit 99.1

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(In thousands, except per share data)

(Unaudited)

Revenues
Income from office properties	$72,272
Management company income	1,305

Total revenues	73,577

Expenses
Property operating expenses	31,465
Management company expenses	781
Depreciation and amortization	22,527
General and administrative	4,809

Total expenses	59,582

Operating income	13,995
Other income and expenses
Interest and other income	186
Interest expense	(8,118)

Income (loss) before income taxes	6,063
Income tax expense	(493)

Net income (loss)	5,570
Net (income) attributable to noncontrolling interests	(106)

Net income (loss) attributable to controlling interests	5,464
Dividends on non-voting preferred stock	(75)

Net income (loss) attributable to common stockholders	$5,389

Weighted average shares outstanding - Basic	404,245

Weighted average shares outstanding - Diluted	412,114

Basic and Diluted earnings per share	$0.01